EXHIBIT 1.01

Altra Industrial Motion Corp.
Conflict Minerals Report
For The Year Ended December 31, 2019

This is the Conflict Minerals Report of Altra Industrial Motion Corp. for calendar year 2019, in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-677161 for definitions to the terms used in this Conflict Minerals Report (this “Report”), unless otherwise defined herein.

Overview

Rule 13p-1 of the 1934 Act (the “Conflict Minerals Rule”) requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the “conflict minerals” specified in the Conflict Minerals Rule are necessary to the functionality or production of those products.  For purposes of the Conflict Minerals Rule, “conflict minerals” include: columbite-tantalite ("tantalum"), cassiterite ("tin"), wolframite ("tungsten"), and gold (collectively referred to in this Report as “3TG”).

This Report has been prepared by Altra Industrial Motion Corp. (herein referred to as “Altra”, “we”, “us” or “our”).  The information in this Report includes the activities of all subsidiaries owned or controlled by Altra that are required to be consolidated for purposes of this Report.  This Report covers products (i) for which 3TG are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by Altra; and (iii) for which the manufacture was completed during the reporting period from January 1, 2019 to December 31, 2019 (the “Reporting Period”).  These products are collectively referred to in this Report as the “Covered Products”.

Our Products

Altra is a premier industrial, global manufacturer and supplier of electromechanical power transmission, motion control and automation products, including highly engineered power transmission, motion control and engine braking systems and components.  Altra’s portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood’s, Thomson and Warner Electric.

Compliance with the Conflict Minerals Rule

Altra is fully committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which aims to prevent the use of 3TG that directly or indirectly

[1]	Final Rule: Conflict Minerals, Release No. 34-67716 (August 22, 2012), available at http://www.sec.gov/rules/final/2012/34-67716.pdf.

finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries (including Angola, Burundi, The Central African Republic, The Republic of Congo, Uganda, Rwanda, South Sudan, Tanzania, and Zambia) (collectively, the "Covered Countries").

In accordance with the Conflict Minerals Rule, Altra undertook measures reasonably designed to (i) identify whether there are any 3TG included in, and necessary to the functionality or production of, products manufactured, or contracted to be manufactured, by Altra, and for which the manufacture was completed during the Reporting Period, and if so, (ii) determine whether any of the 3TG originated in the Covered Countries, or are from recycled or scrap sources.  Altra’s processes are described in detail below.

While Altra takes compliance with the Conflict Minerals Rule very seriously, as a company engaged in the manufacture and supply of electromechanical power transmission, motion control and automation products, Altra’s global supply chain is complex, and Altra is several levels removed from the actual mining of any potential 3TG that may be contained in its final products.  Furthermore, Altra does not purchase raw ore or unrefined 3TG, or make purchases from the Covered Countries.  Altra must therefore rely on its suppliers to provide information regarding the origin of 3TG that are included in the Covered Products.  Moreover, Altra believes that the smelters and refiners in Altra's supply chain -- who Altra typically does not know due to being so far removed from them in the supply chain -- are in the best position to know the origin of the 3TG, and therefore Altra has structured its RCOI and due diligence processes to ultimately identify the applicable smelters of 3TG in Altra’s supply chain.

Reasonable Country of Origin Inquiry

In order to comply with the Conflict Minerals Rule during the Reporting Period, Altra continued to utilize its Conflict Minerals compliance team, led by a member of Altra’s senior management.  Each of Altra’s business units conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding 3TG in its supply chain. In accordance with the Conflict Minerals Rule and related guidance provided by the SEC, this RCOI was reasonably designed to determine whether any of the 3TG included in Altra’s products originated in the Conflict Region and/or whether any of those 3TG may be from recycled or scrap sources.  Due to the overlap between the supplier/smelter RCOI and the supplier/smelter due diligence processes, the supplier/smelter RCOI processes are summarized in the Due Diligence section of this Report.

Due Diligence

Altra designed its due diligence process to conform in all material respects with the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework (the “OECD Framework”).  In accordance with the OECD Framework, during the Reporting Period Altra has maintained a Conflict Minerals compliance and due diligence program that includes (i) the establishment of strong company management systems, (ii) procedures for identifying and assessing risk in Altra’s supply chain, (iii) a strategy to respond to identified risks, and (iv) public reporting on supply chain due diligence.  The following is a summary of Altra’s efforts to comply with the OECD’s Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain.

1.	Company Management Systems. Altra has established strong management systems in accordance with Step 1 of the OECD Framework. These systems include the following:

a.

Altra has adopted and implemented a Policy Statement on Conflict Minerals which is publicly available in the “Governance” section of Altra’s website located at: https://ir.altramotion.com/governance/governance-documents/.

b.

Altra has implemented an internal management structure to support supply chain due diligence.  Altra’s management structure consists of (i) a member of Altra’s senior management with overall responsibility for the RCOI and due diligence processes, (ii) members of Altra’s Corporate Supply Chain Department with dedicated responsibility for the design of the RCOI and due diligence processes, and (iii) at least one employee at each of Altra’s business units who are responsible for executing the RCOI and due diligence processes at the business unit level.  The business unit-level compliance teams are comprised of subject matter experts from relevant functions such as purchasing, quality assurance and engineering.

c.

Altra continues to utilize a process to collect required supplier and smelter RCOI and due diligence data, as described below.  In addition, Altra continues to require its suppliers to support its Conflict Minerals compliance efforts through contractual methods.  For example, Altra has incorporated terms and conditions in its procurement documents which require the supplier to certify that its product is "conflict free."

d.	Altra continues to engage with suppliers by communicating with and educating them as necessary with respect to the Conflict Minerals Rule.
e.

Altra’s Code of Business Conduct includes a mechanism for employees to escalate issues and concerns regarding any compliance matter, including issues regarding compliance with the Conflict Minerals Rule.  In addition, Altra’s Conflict Minerals business unit-level compliance teams routinely follow up with the management-level compliance team, including Altra’s Corporate Supply Chain and Legal Departments, to identify and escalate any identified issues associated with non-responsive or problematic responses to Altra’s RCOI survey.  Altra believes that this system is conducive to identifying and addressing risks as early as possible.

2.

Identify and Assess Risks in the Supply Chain.  Altra has continued its efforts to increase its supply chain transparency and to identify and assess risks in its supply chain. As noted above, Altra designed its due diligence process to identify the smelters in Altra’s supply chain in accordance with Step 2 of the OECD Framework. In particular, Altra’s supplier due diligence process included the following:

•

Due to the wide variety and high mix of products manufactured and sold by Altra, Altra conducted a risk-based approach to its RCOI and due diligence processes, with all of Altra’s businesses targeting suppliers that, in the aggregate, were responsible for the top 80% of the businesses’ total annual spending on materials, parts and components (each such supplier, an “In-Scope Supplier”).

•	Altra sent each In-Scope Supplier a copy of Altra’s Policy Statement on Conflict Minerals.
•

Altra requested that each In-Scope Supplier complete a survey regarding the presence and origin of 3TG contained within the components, parts and materials supplied to Altra during the Reporting Period.

•	As necessary, Altra educated In-Scope Suppliers regarding the reasons for requesting the 3TG data and answered supplier questions related thereto.
•	Altra followed up with In-Scope Suppliers that did not respond to Altra’s initial outreach, and also followed up with In-Scope Suppliers who submitted data that appeared to be incomplete or incorrect.
•	Altra amalgamated supplier-provided smelters into a single unique list of smelters.

Altra has relied on the responses of these In-Scope Suppliers to provide information about the source of 3TG contained within the parts, components and materials supplied to Altra.  Some of Altra’s In-Scope Suppliers were unable to identify the smelters or countries of origin in their supply chain, some In-Scope Suppliers responded by providing information related to all of the items the In-Scope Supplier produces without identifying smelters specific to the items purchased by Altra, and some In-Scope Suppliers included names of smelters that we believe may have been misidentified as smelters or that are not operational.  As noted above, Altra made every reasonable effort to follow up with In-Scope Suppliers that (i) did not respond to Altra’s initial outreach or (ii) submitted data that appeared to be incomplete or incorrect.

3.

Design and Implement a Strategy to Respond to Risks.  Altra has continued to develop and execute measures to respond to identified risks in accordance Step 3 of the OECD Framework.  In particular, Altra’s strategy includes the following:

•

With respect to each smelter identified by Altra’s supply chain that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the RMI’s Responsible Minerals Assurance Process (“RMAP”), Altra, with the assistance of an outside consultant, reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration.

•

With respect to each smelter identified by Altra’s supply chain that is sourcing from, or as to which there is reason to believe may be sourcing from, the Covered Countries, Altra did not audit such smelters but instead relied on the RMAP, and if the smelter has not been audited and recognized as conflict free by the RMAP, Altra conducted risk mitigation in accordance with the OECD Framework.

•

Altra’s compliance team consolidated the data provided by Altra’s In-Scope Suppliers, as well as the findings from Altra’s outside consultant, for periodic reporting to Altra’s senior management as needed, consistent with the OECD Framework.

•	Throughout the due diligence process, Altra identified the applicable risks associated with its supply chain for mitigation as discussed below under “Risk Mitigation Efforts”.
•	Altra communicates with and educates suppliers on compliance with the Conflict Minerals Rule as needed.
•

Altra communicates to its suppliers that they will be evaluated and reviewed on an ongoing basis for compliance with the Conflict Minerals Rule and that Altra reserves the right at any time to take appropriate actions with respect to non-compliant suppliers, up to and including discontinuing purchases from the supplier.

4.

Independent Third Party Audit of Supply Chain Due Diligence.  It is important to note that the OECD Framework was written for both upstream and downstream companies in the supply chain.  With respect to Step 4 of the OECD Framework, as noted above, Altra is a downstream consumer of 3TG and is many steps removed from smelters and refiners who provide minerals and ore.  Altra does not purchase raw or unrefined 3TG and does not, to the best of its knowledge, directly purchase these minerals from any of the Covered Countries.  Therefore, Altra does not perform or direct audits of smelters and refiners within its supply chain.  Altra relies on industry resources, such as the Conflict Free Smelters Initiative, RMAP and other certifying bodies, to provide certifications and to influence smelters and refiners to participate in audits and achieve conflict-free certifications.

5.

Public Report on Supply Chain Due Diligence.  Altra complies with Step 5 of the OECD Framework by making this Report and its Policy Statement on Conflict Minerals publicly available in the “Governance” section of Altra’s website located at: https://ir.altramotion.com/governance/governance-documents/.

Results of Our RCOI and Due Diligence Processes

Altra’s efforts to collect information from In-Scope Suppliers continued into the current calendar year.  Despite Altra’s diligent efforts in repeatedly contacting non-responsive suppliers, as of the date of this filing, Altra has yet to receive responses to its 3TG survey from a number of its In-Scope Suppliers.  In addition, In-Scope Suppliers who have responded to Altra’s 3TG survey have showed varying degrees of cooperation.  Some of the challenges Altra has faced with respect to obtaining and analyzing supplier responses include the following: (i) Altra is dependent on information received from its direct suppliers, who are dependent upon information received from their lower level suppliers, to determine (x) the country of origin of 3TG contained in the components and materials supplied to Altra and (y) which specific smelters are providing the source metals that eventually become incorporated into Altra’s products; (ii) Altra has a varied supplier base with differing levels of resources and sophistication, many of whom are not themselves subject to Rule 13p-1 of the Exchange Act; (iii) some of Altra’s In-Scope Suppliers provided incomplete or unclear responses that required significant follow-up; (iv) some of Altra’s In-Scope Suppliers were unable or unwilling to specify the country of origin of, or the smelters or refiners used for, materials and components supplied to Altra; and (v) the majority of Altra’s In-Scope Suppliers who did identify smelters or refiners in their supply chain responded to Altra’s 3TG survey at a company or divisional level and, therefore, Altra cannot definitively determine whether (x) any of the 3TG reported by these In-Scope Suppliers are actually contained in the products or components supplied to us or (y) whether the identified smelters or refiners are actually in our supply chain.

The responses provided by Altra’s In-Scope Suppliers resulted in the identification of 296 unique smelters that may have been the source of 3TG in products Altra manufactured or contracted to manufacture during the Reporting Period.  These smelters are identified in Schedule A attached to this Report.  With the assistance of its outside consultant, Altra determined that certain of these identified smelters source, or there is reason to believe may source, from the Covered Countries.  Altra compared these smelters to the list of smelters that have been audited and recognized as conflict free by the RMAP and, for those smelters that have not been recognized as conflict free by the RMAP, Altra worked with its outside consultant to conduct risk mitigation in accordance with Step 3 of the OECD Framework, including performing additional due diligence to determine (i) whether the products supplied to Altra during the Reporting Period contain the particular 3TG sourced from such smelters, (ii) whether such smelters are part of Altra’s supply chain, and (iii) if there is any reason to believe such smelters directly or indirectly finance or benefit armed groups in the Covered Countries.

Notwithstanding the foregoing steps, due to the lack of product-level detail provided by Altra’s In-Scope Suppliers, Altra was unable to confirm that the necessary 3TG in its products were processed by any particular smelter or smelters and is, therefore, unable to identify the processing facilities, country of origin or mine or location of origin of such 3TG.

Risk Mitigation Efforts

In the next compliance period, Altra intends to continue to make efforts to improve its RCOI and due diligence processes, in order to further mitigate any risk that the necessary 3TG in Altra's products could benefit armed groups in the Covered Countries. These efforts include:

•	Continue to leverage the activities of the OECD and relevant trade associations to identify and improve best practices for RCOI and due diligence processes;
•

Continue to educate members of our management and business unit-level conflict minerals compliance teams as well as other employees who are involved with 3TG on both the supplier and customer sides of Altra’s business;

•	Continue to engage with suppliers to improve the accuracy and completeness of the information provided to Altra about Altra’s supply chain;
•	Continue to move towards purchasing only from suppliers who are sourcing from certified, conflict-free smelters;
•

Continue to compare the list of smelters identified as a result of Altra’s RCOI and due diligence processes to the evolving list of smelters who have been designated as “conflict free” through independent “conflict free” smelter validation programs; and

•	Continue to seek to include in supplier contracts a commitment by the supplier to take steps necessary to enable Altra to comply with the Conflict Minerals Rule.

In order to improve the transparency throughout its supply chain, Altra will routinely (i) monitor these risk mitigation efforts, (ii) report to senior management on the effectiveness of these efforts and (iii) make any adjustments to this strategy as may be necessary from time to time.

Independent Audit

In accordance with the Conflict Minerals Rule and related SEC guidance, an independent private sector audit of this Report is not required.

SCHEDULE A

The following smelters have been identified by Altra’s suppliers as having potentially processed necessary 3TG in certain of Altra’s products manufactured during the Reporting Period:

CID	Metal	Smelter Name	Country Location of Smelter
CID002763	Gold	8853 S.p.A.	Italy
CID002708	Gold	Abington Reldan Metals, LLC	United States
CID000015	Gold	Advanced Chemical Company	United States
CID003185	Gold	African Gold Refinery	Uganda
CID000019	Gold	Aida Chemical Industries Co., Ltd.	Japan
CID002560	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
CID000077	Gold	Argor-Heraeus S.A.	Switzerland
CID000082	Gold	Asahi Pretec Corp.	Japan
CID000924	Gold	Asahi Refining Canada Ltd.	Canada
CID000920	Gold	Asahi Refining USA Inc.	United States
CID000090	Gold	Asaka Riken Co., Ltd.	Japan
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
CID002850	Gold	AU Traders and Refiners	South Africa
CID000113	Gold	Aurubis AG	Germany
CID002863	Gold	Bangalore Refinery	India
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
CID000157	Gold	Boliden AB	Sweden
CID000176	Gold	C. Hafner GmbH + Co. KG	Germany
CID000180	Gold	Caridad	Mexico
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Canada
CID000189	Gold	Cendres + Métaux S.A.	Switzerland
CID003382	Gold	CGR Metalloys Pvt Ltd.	India
CID000233	Gold	Chimet S.p.A.	Italy

CID	Metal	Smelter Name	Country Location of Smelter
CID000264	Gold	Chugai Mining	Japan
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
CID003348	Gold	Dijllah Gold Refinery FZC	United Arab Emirates
CID000362	Gold	DODUCO Contacts and Refining GmbH	Germany
CID000401	Gold	Dowa	Japan
CID003195	Gold	DS PRETECH Co., Ltd.	Republic of Korea
CID000359	Gold	DSC (Do Sung Corporation)	Republic of Korea
CID000425	Gold	Eco-System Recycling Co., Ltd.	Japan
CID002561	Gold	Emirates Gold DMCC	United Arab Emirates
CID002515	Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
CID002584	Gold	Fujairah Gold FZC	United Arab Emirates
CID002459	Gold	Geib Refining Corporation	United States
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
CID002312	Gold	Guangdong Jinding Gold Limited	China
CID002852	Gold	Gujarat Gold Centre	India
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
CID000689	Gold	HeeSung Metal Ltd.	China
CID000694	Gold	Heimerle + Meule GmbH	Germany
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	China
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	China
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
CID000778	Gold	HwaSeong CJ Co., Ltd.	Republic of Korea
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
CID002562	Gold	International Precious Metal Refiners	United Arab Emirates

CID	Metal	Smelter Name	Country Location of Smelter
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
CID000814	Gold	Istanbul Gold Refinery	Turkey
CID002765	Gold	Italpreziosi	Italy
CID000823	Gold	Japan Mint	Japan
CID000855	Gold	Jiangxi Copper Co., Ltd.	China
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
CID000929	Gold	JSC Uralelectromed	Russian Federation
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
CID002563	Gold	Kaloti Precious Metals	United Arab Emirates
CID000956	Gold	Kazakhmys Smelting LLC	Kazakhstan
CID000957	Gold	Kazzinc	Kazakhstan
CID000969	Gold	Kennecott Utah Copper LLC	United States
CID002511	Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
CID000981	Gold	Kojima Chemicals Co., Ltd.	Japan
CID002605	Gold	Korea Zinc Co., Ltd.	Republic of Korea
CID001029	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
CID001032	Gold	L'azurde Company For Jewelry	Saudi Arabia
CID002762	Gold	L'Orfebre S.A.	Andorra
CID001056	Gold	Lingbao Gold Co., Ltd.	China
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
CID001078	Gold	LS-NIKKO Copper Inc.	Republic of Korea
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
CID002606	Gold	Marsam Metals	Brazil
CID001113	Gold	Materion	United States
CID001119	Gold	Matsuda Sangyo Co., Ltd.	Japan
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	China
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	China
CID001153	Gold	Metalor Technologies S.A.	Switzerland

CID	Metal	Smelter Name	Country Location of Smelter
CID001157	Gold	Metalor USA Refining Corporation	United States
CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
CID001188	Gold	Mitsubishi Materials Corporation	Japan
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	India
CID002857	Gold	Modeltech Sdn Bhd	Malaysia
CID002282	Gold	Morris and Watson	New Zealand
CID001204	Gold	Moscow Special Alloys Processing Plant	Russian Federation
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
CID001236	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
CID003189	Gold	NH Recytech Company	Republic of Korea
CID001259	Gold	Nihon Material Co., Ltd.	Japan
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
CID000493	Gold	OJSC Novosibirsk Refinery	Russian Federation
CID001352	Gold	PAMP S.A.	Switzerland
CID002872	Gold	Pease & Curren	United States
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
CID002919	Gold	Planta Recuperadora de Metales SpA	Chile
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
CID001498	Gold	PX Précinox S.A.	Switzerland
CID003324	Gold	QG Refining, LLC	United States
CID001512	Gold	Rand Refinery (Pty) Ltd.	South Africa
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	China
CID002582	Gold	Remondis Argentia B.V.	Netherlands
CID001534	Gold	Royal Canadian Mint	Canada

CID	Metal	Smelter Name	Country Location of Smelter
CID002761	Gold	SAAMP	France
CID001546	Gold	Sabin Metal Corp.	United States
CID002973	Gold	Safimet S.p.A	Italy
CID002290	Gold	SAFINA A.S.	Czech Republic
CID002853	Gold	Sai Refinery	India
CID001555	Gold	Samduck Precious Metals	Republic of Korea
CID001562	Gold	SAMWON Metals Corp.	Republic of Korea
CID002777	Gold	SAXONIA Edelmetalle GmbH	Germany
CID001585	Gold	SEMPSA Joyería Platería S.A.	Spain
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	China
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
CID002516	Gold	Singway Technology Co., Ltd.	Taiwan
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
CID001761	Gold	Solar Applied Materials Technology Corp.	Taiwan
CID003383	Gold	Sovereign Metals	India
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
CID002567	Gold	Sudan Gold Refinery	Sudan
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
CID002918	Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
CID002580	Gold	T.C.A S.p.A	Italy
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
CID001938	Gold	Tokuriki Honten Co., Ltd.	Japan
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
CID002587	Gold	Tony Goetz NV	Belgium
CID002615	Gold	TOO Tau-Ken-Altyn	Kazakhstan
CID001955	Gold	Torecom	Republic of Korea

CID	Metal	Smelter Name	Country Location of Smelter
CID001977	Gold	Umicore Brasil Ltda.	Brazil
CID002314	Gold	Umicore Precious Metals Thailand	Thailand
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
CID001993	Gold	United Precious Metal Refining, Inc.	United States
CID002003	Gold	Valcambi S.A.	Switzerland
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	Australia
CID002778	Gold	WIELAND Edelmetalle GmbH	Germany
CID002100	Gold	Yamakin Co., Ltd.	Japan
CID002129	Gold	Yokohama Metal Co., Ltd.	Japan
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	China
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
CID000092	Tantalum	Asaka Riken Co., Ltd.	Japan
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
CID003402	Tantalum	CP Metals Inc.	United States
CID002504	Tantalum	D Block Metals, LLC	United States
CID000456	Tantalum	Exotech Inc.	United States
CID000460	Tantalum	F&X Electro-Materials Ltd.	China
CID002505	Tantalum	FIR Metals & Resource Ltd.	China
CID002558	Tantalum	Global Advanced Metals Aizu	Japan
CID002557	Tantalum	Global Advanced Metals Boyertown	United States
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
CID002544	Tantalum	H.C. Starck Co., Ltd.	Thailand
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
CID002548	Tantalum	H.C. Starck Inc.	United States
CID002549	Tantalum	H.C. Starck Ltd.	Japan
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	China

CID	Metal	Smelter Name	Country Location of Smelter
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	China
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
CID002539	Tantalum	KEMET Blue Metals	Mexico
CID002568	Tantalum	KEMET Blue Powder	United States
CID001076	Tantalum	LSM Brasil S.A.	Brazil
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	India
CID001175	Tantalum	Mineração Taboca S.A.	Brazil
CID001192	Tantalum	Mitsui Mining & Smelting	Japan
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
CID001200	Tantalum	NPM Silmet AS	Estonia
CID002847	Tantalum	Power Resources Ltd.	Macedonia
CID001508	Tantalum	QuantumClean	United States
CID002707	Tantalum	Resind Indústria e Comércio Ltda.	Brazil
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
CID001769	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
CID001869	Tantalum	Taki Chemicals	Japan
CID001891	Tantalum	Telex Metals	United States
CID001969	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
CID000292	Tin	Alpha	United States
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
CID001070	Tin	China Tin Group Co., Ltd.	China
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
CID000402	Tin	Dowa	Japan
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam

CID	Metal	Smelter Name	Country Location of Smelter
CID000438	Tin	EM Vinto	Bolivia
CID000448	Tin	Estanho de Rondônia S.A.	Brazil
CID000468	Tin	Fenix Metals	Poland
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	China
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	China
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	China
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	China
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	China
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
CID001105	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
CID002500	Tin	Melt Metais e Ligas S.A.	Brazil
CID001142	Tin	Metallic Resources, Inc.	United States
CID002773	Tin	Metallo Belgium N.V.	Belgium
CID002774	Tin	Metallo Spain S.L.U.	Spain
CID001173	Tin	Mineração Taboca S.A.	Brazil
CID001182	Tin	Minsur	Peru
CID001191	Tin	Mitsubishi Materials Corporation	Japan
CID002858	Tin	Modeltech Sdn Bhd	Malaysia
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
CID001337	Tin	Operaciones Metalurgical S.A.	Bolivia
CID003208	Tin	Pongpipat Company Limited	Myanmar

CID	Metal	Smelter Name	Country Location of Smelter
CID003409	Tin	Precious Minerals and Smelting Limited	India
CID001399	Tin	PT Artha Cipta Langgeng	Indonesia
CID002503	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
CID001453	Tin	PT Mitra Stania Prima	Indonesia
CID001460	Tin	PT Refined Bangka Tin	Indonesia
CID001463	Tin	PT Sariwiguna Binasentosa	Indonesia
CID001468	Tin	PT Stanindo Inti Perkasa	Indonesia
CID002816	Tin	PT Sukses Inti Makmur	Indonesia
CID001471	Tin	PT Sumber Jaya Indah	Indonesia
CID001477	Tin	PT Timah (Persero) Tbk Kundur	Indonesia
CID001482	Tin	PT Timah (Persero) Tbk Mentok	Indonesia
CID002706	Tin	Resind Indústria e Comércio Ltda.	Brazil
CID001539	Tin	Rui Da Hung	Taiwan
CID001758	Tin	Soft Metais Ltda.	Brazil
CID002756	Tin	Super Ligas	Brazil
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
CID001898	Tin	Thaisarco	Thailand
CID003325	Tin	Tin Technology & Refining	United States
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
CID002180	Tin	Yunnan Tin Company Limited	China
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
CID002833	Tungsten	ACL Metais Eireli	Brazil
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	China
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China

CID	Metal	Smelter Name	Country Location of Smelter
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
CID000568	Tungsten	Global Tungsten & Powders Corp.	United States
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
CID002541	Tungsten	H.C. Starck Tungsten GmbH	Germany
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
CID002649	Tungsten	Hydrometallurg, JSC	Russian Federation
CID000825	Tungsten	Japan New Metals Co., Ltd.	Japan
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
CID000966	Tungsten	Kennametal Fallon	United States
CID000105	Tungsten	Kennametal Huntsville	United States
CID003388	Tungsten	KGETS Co., Ltd.	Korea, Republic of
CID003407	Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China

CID	Metal	Smelter Name	Country Location of Smelter
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
CID002845	Tungsten	Moliren Ltd.	Russian Federation
CID002589	Tungsten	Niagara Refining LLC	United States
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
CID002724	Tungsten	Unecha Refractory Metals Plant	Russian Federation
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	Austria
CID002843	Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	China
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China